Exhibit 8.2

KAI TONG LAW FIRM
Suites 3409-3412, Guangzhou CTF Finance Center Zhujiang New Town, Guangzhou, PRC
Tel: +86 20 8752 1833 Fax: +86 20 8385 0222
www.ktlf.com.cn

October 13, 2017

To: ReTo Eco-Solutions, Inc.

Dear Sir/Madam:

Re: PRC Legal Opinion for the PRC Taxation of ReTo Eco-Solutions, Inc.

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue this legal opinion (the “Opinion”) on the PRC laws and regulations which are effective as of the date hereof. For the purpose of this Opinion, the PRC excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We have acted as the PRC legal counsel to ReTo Eco-Solutions, Inc. (the “Company” or “ReTo”), a company incorporated under the laws of the British Virgin Islands, solely in connection with (a) the Company’s Registration Statement on Form F-1, SEC file No. 333-219709 (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2017 under the U.S. Securities Act of 1933, as amended, including the prospectus that forms a part of the Registration Statement (the “Prospectus”), as subsequently amended; (b) the Company’s proposed initial public offering (the “Offering”), 2,800,000 of the Company’s common shares, par value $0.001 per common share (the “Shares”); and (c) the proposed listing and trading of the Shares on the NASDAQ Capital Market.

The Opinion is rendered on the basis of all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof (the “PRC Laws”).

I.	Documents and Assumptions

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company and such other documents, corporate records and certificates, governmental authorizations and other instruments (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this Opinion.

In our examination of the Documents, we have made the following assumptions (the “Assumptions”):

1.	all Documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals and such originals are authentic;
2.	all Documents have been validly authorized, executed and delivered by all the relevant parties thereto and all natural persons have the necessary legal capacity;
3.	all the signatures, seals and chops on the Documents submitted to us are genuine;
4.	all the Documents and the factual statements provided to us by the Company, including but not limited to those set forth in the Documents, are complete, true and correct; and
5.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion.

II.	Opinions

Based on our review of the Documents, subject to the Assumptions and the Qualifications, and except as publicly disclosed in the Registration Statement, we are of the opinion that:

The statements set forth in the Prospectus under the caption “Tax Matters Applicable to U.S. Holders of Our Common Shares” to the extent such statements relate to matters of PRC tax laws and regulations or interpretations, constitute true and accurate description of the matters described therein in all material aspects and such statements represent our opinion.

III.	Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

1.	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws or regulations than the PRC Laws. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

2.	This Opinion is intended to be used in the context that is specifically referred to herein and each section should be considered as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

This Opinion is rendered to the Company for the purpose of confirming the effectiveness and legality of the Company’s taxation under the PRC Laws, and except as provided for herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Kai Tong Law Firm

/s/ Rachel Chen
Senior Partner: Rachel Chen

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